Exhibit 10.1

SECOND CONSENT, WAIVER AND MODIFICATION AGREEMENT

This Second Consent, Waiver and Modification Agreement (“Agreement”) is made and entered into as of May 30, 2017, by and among Reign Sapphire Corporation, a Delaware corporation (the “Company”), and the parties identified on the signature page hereto (each a “Purchaser” and collectively, “Purchasers”). Capitalized terms used but not defined herein will have the meanings assigned to them in the Securities Purchase Agreements and Transaction Documents (all as defined below).

WHEREAS, as of December 23, 2015 and November 10, 2016, the Company and Purchasers identified on Schedule A entered into Securities Purchase Agreements (collectively, the “Securities Purchase Agreements” and each a “Securities Purchase Agreement”) and related agreements (“Transaction Documents”), which Securities Purchase Agreement dated December 23, 2015 was amended pursuant to a Consent, Waiver and Modification Agreement dated October 13, 2016; and

WHEREAS, pursuant to the terms of the Securities Purchase Agreements, the Company issued to the Purchasers Secured Convertible Notes (“Notes”), Incentive Shares and Warrants (the “Warrants”); and

WHEREAS, the Company is currently in violation of Section 4.3 of the Securities Purchase Agreements and is also in default under Section 8 of the Notes, specifically Section 8(viii) of the Notes due to a failure to file the required Form 10-K for the year ended December 31, 2016 and the Form 10-Q for the three month period ended March 31, 2017; and

WHEREAS, the Company proposes to offer shares of its common stock to new investors at a price per share of $0.08, as well as warrants exercisable for a period of five years at $0.30 per share (the “Proposed Issuances”); and

WHEREAS, the Company and the Purchasers desire to extend the Maturity Date (as such term is defined in the December 23, 2015 Notes), to December 31, 2017; and

WHEREAS, pursuant to Section 4.13 and Section 4.17 of the Securities Purchase Agreements, and Section 5(e) of the Notes, the Company is prohibited, without the prior approval of Purchasers, from issuing any Common Stock as part of a new offering,, issuing any Common Stock or Common Stock Equivalents to officers, directors and employees of the Company unless such issuance is an Exempt Issuance pursuant to items (a) and (d) of the definition of Exempt Issuance or in the amounts and on the terms described on Schedule 4.13 to the Securities Purchase Agreements and to amend any of its charter documents; and

WHEREAS, in connection with the Proposed Issuances, each Purchaser possesses a right of participation (“Right of Participation”) and certain other rights (“MFN Rights”) pursuant to Sections 4.17 and 4.23 respectively of the Securities Purchase Agreements; and

WHEREAS, pursuant to Section 5(e) of the Notes and Section 3(c) of the Warrants, upon a Dilutive Issuance, the Purchasers are entitled to an adjustment to the Conversion Price and Exercise Price, respectively; and

WHEREAS, the Purchasers will waive all rights and default provisions related to the failure of the Company to file its Form 10-K for the year ended December 31, 2016 and the three month period ended March 31, 2017 as further described in Section 4 below; and

WHEREAS, solely in connection with the Proposed Issuances, Purchasers will waive each of the following three items: (i) the Right of Participation, (ii) their MFN Rights, and (iii) release the Company from the restrictions described in the sixth recital above.

NOW THEREFORE, in consideration of promises and mutual covenants contained herein, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1.          With respect only to the Proposed Issuances, the Purchasers waive (i) the Right of Participation and their MFN Rights; (ii) solely in connection with the Proposed Issuances, release the Company from the restrictions described in the sixth recital above only to the extent required to effectuate the waivers agreed to in this Agreement and for no other purpose, and (iii) solely in connection with the Proposed Issuances, allow the issuance of shares of Common Stock as part of a private offering at a price of not less than $0.08 per share of Common Stock, subject to adjustment for stock splits, stock dividends, similar events and equitable adjustment.

2.          Section 4(b) of the Notes shall hereby be amended to state that the conversion price for the principal and interest in connection with voluntary conversions by the Holder shall be $0.08 per share, subject to further adjustments as described in the Notes and Transaction Documents.

3.          The Maturity Date of the December 23, 2015 Notes shall be amended to December 31, 2017, subject to acceleration as described in the Notes and Transaction Documents.

4.          The Purchasers agree to waive all default provisions and rights related to the Company's failure to timely file its Form 10-K for the year ended December 31, 2016 and the Form 10-Q for the three month period ended March 31, 2017, only provided such Form 10-K for the year ended December 31, 2016 and the Form 10-Q for the period ended March 31, 2017 are filed no later than June 15, 2017.

5.          Each of the Purchasers hereby represents the truth and accuracy of each Purchaser's representations and warranties contained in the Transaction Documents when made and also as if such representations and warranties were made as of the date hereof. The Company hereby represents the truth and accuracy of all of the Company's representations and warranties contained in the Transaction Documents when made and also as if such representations and warranties were made as of the date hereof, except as same have been modified or updated in the SEC Reports.

6.          Each of the Purchasers executing this Agreement represents to the Company that it has the authority to enter into and deliver this Agreement.

7.          Except as specifically described herein, there is no other waiver expressed or implied.

8.          In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neutral genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association executor, administrator or legal representative.

9.          This Agreement will be subject to amendment and/or waiver in the same manner and subject to the same requirements as described in the Transaction Documents.

10.         The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

11.         All notices, demands, requests, consents, approvals, and other communications required or permitted in connection with this Agreement shall be made and given in the same manner set forth in Section 5.4 of the Securities Purchase Agreements.

12.         This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws and principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the parties agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

13.         The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

14.         This Agreement may be executed in counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when the counterparts have been signed by each party and delivered to the other party, it is being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or PDF transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

(Signatures to follow)

IN WITNESS WHEREOF, the Company, Guarantor, Collateral Agent and the undersigned Purchasers have caused this Agreement to be executed as of the date first written above.

REIGN SAPPHIRE CORPORATION

the “Company”

By:

AUSTRALIAN SAPPHIRE CORPORATION

the “Guarantor”

By:

COLLATERAL AGENT

ALPHA CAPITAL ANSTALT

“PURCHASER”

ALPHA CAPITAL ANSTALT	BRIO CAPITAL MASTER FUND LTD.

By:	By:
Name:		Name:
Title:		Title